                                                                   EXHIBIT 10.73

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

      THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of this April 15, 2003, by and among AUDAX MEZZANINE FUND, L.P., a Delaware limited partnership ("Audax"), AUDAX TRUST CO-INVEST, L.P., a Delaware limited partnership ("Audax Trust"), AUDAX CO-INVEST, L.P., a Delaware limited partnership ("Audax Co-Invest"), AFF CO-INVEST, L.P., a Delaware limited partnership ("AFF") and THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH ("RBS") (collectively "Subordinated Creditors"), AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "Company"), ACMI HOLDINGS, INC., a Delaware corporation ("Holdings") and MADISON CAPITAL FUNDING LLC, a Delaware limited liability company, as Agent (the "Agent") for all Senior Lenders party to the Senior Credit Agreement described below.

                                 R E C I T A L S

      A. The Company, Agent and Senior Lenders (as hereinafter defined) have entered into an Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Company. Pursuant to a certain Guarantee and Collateral Agreement dated as of February 11, 2002 (as the same has heretofore been and may now or hereafter be amended, supplemented or otherwise modified from time to time, the "Senior Guarantee"), Holdings has guaranteed payment and performance of the Company's obligations to Agent and Senior Lenders under the Senior Credit Agreement. All of the Company's obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company and certain real and personal property of the other Credit Parties (as hereinafter defined) (collectively, the "Collateral").

      B. The Company and Subordinated Creditors have entered into a Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Purchase Agreement") pursuant to which the Company is issuing its 17% Senior Subordinated Notes due 2009 of even date herewith in the aggregate principal amount of $6,500,000 (as any of the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Notes"). In addition, from time to time pursuant to the terms of the Subordinated Notes, the Company may issue to Subordinated Creditors additional notes in respect of interest accrued and unpaid in respect of the Subordinated Notes, each in a form substantially similar to the form of the Subordinated Notes (collectively, the "Subordinated PIK Notes"). Holdings has executed and delivered to Subordinated Creditors a guarantee of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Guarantee"), pursuant to which Holdings has guaranteed payment and performance of the Company's obligations to each

Subordinated Creditor under the Purchase Agreement and the applicable Subordinated Note and the applicable Subordinated PIK Notes.

      C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditors, the Company and Holdings in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

      NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings in this
Agreement:

            "AGENT" shall mean Madison Capital Funding LLC, as Agent for the Senior Lenders, or any other Person appointed by the Senior Lenders as administrative agent for purposes of the Senior Debt Documents and this Agreement.

            "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

            "CREDIT PARTIES" means, collectively, the Company, Holdings and each other Person that executes and delivers any guaranty or similar agreement pursuant to the Madison Loan Documents or the Subordinated Debt Documents, or is otherwise liable for any of the Senior Debt or the Subordinated Debt or any of whose property is pledged as security for the Senior Debt or the Subordinated Debt, and their respective successors and assigns.

            "DISTRIBUTION" means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, including without limitation, upon the exercise of any rights with respect of such indebtedness or obligation or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

            "ENFORCEMENT ACTION" shall mean (a) to take from or for the account of the any Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or
      (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party.

            "MADISON LOAN DOCUMENTS" shall mean the Senior Credit Agreement, the Senior Guarantee, and all other agreements, documents and instruments executed from time to time in connection therewith, as the same have heretofore been or hereafter may be amended, supplemented or otherwise modified from time to time.

            "PERMITTED REFINANCING" shall mean any refinancing of the Senior Debt under the Madison Loan Documents provided that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents.

            "PERMITTED REFINANCING SENIOR DEBT DOCUMENTS" shall mean any financing documentation which replaces the Madison Loan Documents and pursuant to which the Senior Debt under the Madison Loan Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Madison Loan Documents or (b) could be included in the Madison Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

            "PERMITTED SUBORDINATED DEBT PAYMENTS" means, collectively (i) payments of Subordinated Debt Costs and Expenses, (ii) payments of regularly scheduled payments of cash interest on the Subordinated Debt, due and payable on a non-accelerated basis on the 22nd day of each February, May, August and November commencing on May 22, 2003, at a rate equal to 13% per annum and (iii) in-kind interest on the Subordinated Debt to the extent the interest rate applicable to the Subordinated Debt exceeds 13% per annum (including without limitation interest charged at a default date of an additional 2% during the existence of a Subordinated Debt Default), payable solely by the issuance of Subordinated PIK Notes at the times and in the amounts specified in the Subordinated Notes as in effect on the date hereof, in each case in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

            "PERSON" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

            "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

            "REORGANIZATION SUBORDINATED SECURITIES" shall mean any debt or equity securities of Holdings, the Company or any other Person that are distributed to any Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that
      (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

            "SENIOR COVENANT DEFAULT" shall mean any "Event of Default" under the Senior Debt Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

            "SENIOR DEBT" shall mean all obligations, liabilities and indebtedness of every nature of the Credit Parties from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any repayments and commitment reductions under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (ii) $8,200,000 reduced by the amounts of any repayments and commitment reductions of such amount under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing). Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

            "SENIOR DEBT DOCUMENTS" shall mean the Madison Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

            "SENIOR DEFAULT" shall mean any Senior Payment Default or Senior Covenant Default.

            "SENIOR DEFAULT NOTICE" shall mean a written notice from Agent to Subordinated Creditors pursuant to which Subordinated Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

            "SENIOR LENDERS" shall mean the holders of the Senior Debt.

            "SENIOR PAYMENT DEFAULT" shall mean any "Event of Default" under the Senior Debt Documents resulting from the failure of the Credit Parties to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

            "SPECIAL PERMITTED SUBORDINATED DEBT PAYMENTS" means, collectively,
      (i) a single payment of principal of the Subordinated Debt on May 22, 2008 in an aggregate amount of up to $500,000, by way of redemption of Subordinated Notes and/or Subordinated PIK Notes and (ii) quarterly payments of principal of the Subordinated Debt on the 22nd day of each August, November, February and May commencing on August 22, 2008, each in an amount equal to the sum of 4% per annum of the outstanding amount of the Subordinated Debt during the period since the last such principal payment was made (and in the case of the payment due August 22, 2008, during the period since May 22, 2008) (such resulting amount being referred to as the "Base Amount"), plus up to 40% of the Base Amount, by way of redemption of Subordinated Notes and/or Subordinated PIK Notes.

            "STANDSTILL PERIOD" shall mean a period commencing on the date of delivery of a Subordinated Debt Default Notice to Agent and ending on the earliest to occur of (a) 180 days thereafter, if such Subordinated Debt Default Notice is delivered during the period commencing with the date hereof through and including the second anniversary hereof, (b) 120 days thereafter, if such Subordinated Debt Default Notice is delivered after the second anniversary hereof and (c) and date upon which the Subordinated Debt Default that was the subject of the Subordinated Debt Default Notice is cured or waived.

            "SUBORDINATED DEBT" shall mean all of the obligations of the Credit Parties to each Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

            "SUBORDINATED DEBT COSTS AND EXPENSES" means reasonable out-of-pocket costs and expenses payable by the Company to each Subordinated Creditor pursuant to the terms of the Subordinated Debt Documents as in effect on the date of this Agreement or as modified in accordance with the terms of this Agreement.

            "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Notes, the Subordinated PIK Notes, the Purchase Agreement, the Subordinated Guarantee, any other guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

            "SUBORDINATED DEBT DEFAULT" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting any Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

            "SUBORDINATED DEBT DEFAULT NOTICE" shall mean a written notice from any Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

2.    SUBORDINATION.

      2.1. SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Each of the Company and Holdings covenants and agrees, and each Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash (or another form acceptable to the Senior Lenders) of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

      2.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of any Proceeding involving any Credit Party:

            (a) All Senior Debt shall first be paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).

            (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall have been terminated. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to hold in trust and pay or otherwise deliver all such Distributions to Agent (other than any Distribution constituting a Permitted Subordinated Debt Payment that was received by such Subordinated Creditor prior to the commencement of the applicable Proceeding). Each Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).

            (c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, the Senior Debt Documents or any liens and security interests in property securing the Senior Debt.

            (d) Following the payment in full in cash (or another form acceptable to the Senior Lenders) of the Senior Debt and the termination of all commitments to lender under the Senior Debt Documents, any Distribution which may be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to any Subordinated Creditor for application in satisfaction of the Subordinated Debt until such time as all the Subordinated Debt shall have been paid in full in cash.

            (e) Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to
      (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 10 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the applicable Subordinated Creditor shall not be entitled to change or withdraw such vote.

            (f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and each Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

      2.3. SUBORDINATED DEBT PAYMENT RESTRICTIONS.

            (a) Notwithstanding the terms of the Subordinated Debt Documents, each of the Company and Holdings hereby agrees that it may not make, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have terminated, other than Permitted Subordinated Debt Payments subject to the terms of subsection 2.2 of this Agreement and other than Special Permitted Subordinated Debt Payments to the extent described in subsections 2.3(d) and (e) of this

      Agreement; provided, however, that the Company, Holdings and each Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by the Company or Holdings or accepted by such Subordinated Creditor if, at the time of such payment:

                  (i) a Senior Payment Default exists; unless and until either
            (A) such Senior Payment Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated; or

                  (ii) subject to paragraph (d) of this subsection 2.3, the
            Company and such Subordinated Creditor shall have received a Senior Default Notice from Agent or all Senior Lenders stating that a Senior Covenant Default exists or would be created by the making of such payment; unless and until either (A) each such Senior Covenant Default has been cured or waived, (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated or (C) 180 days have elapsed since the date such Senior Default Notice was received.

            (b) The Company and Holdings may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this subsection 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:

                  (i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this subsection 2.3, upon (A) a cure or waiver thereof or (B) the payment of the Senior Debt in full in cash (or another form acceptable to the Senior Lenders) and the termination of all commitments to lend under the Senior Debt Documents; or

                  (ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this subsection 2.3, upon the earliest to occur of (A) the cure or waiver of all such Senior Covenant Defaults, (B) the payment of the Senior Debt in full in cash (or another form acceptable to the Senior Lenders) and the termination of all commitments to lend under the Senior Debt Documents or (C) the expiration of such period of 180 days.

            (c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 unless and until the Company and Holdings shall have received a written waiver from Agent or all Senior Lenders.

            (d) The Company and Holdings may make, and each Subordinated Creditor may accept, Special Permitted Subordinated Debt Payments; provided, however, that the Company, Holdings and each Subordinated Creditor further agree that no Special Permitted Subordinated Debt Payment may be made by the Company or Holdings or accepted by such Subordinated Creditor if, at the time of such payment:

                  (i) a Senior Payment Default exists; unless and until either
            (A) such Senior Payment Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated;

                  (ii) the Company and such Subordinated Creditor shall have received a Senior Default Notice from Agent or all Senior Lenders stating that a Senior Covenant Default exists or would be created by the making of such payment; unless and until either (A) each such Senior Covenant Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated; or

                  (iii) immediately after giving effect to such Special
            Permitted Subordinated Debt Payment, Borrowing Availability shall exceed Revolving Outstandings by at least $4,000,000.

      If a Special Permitted Subordinated Debt Payment is not permitted to be made by operation of this subsection 2.3(d), payment of such Special Permitted Subordinated Debt Payment shall be postponed until the maturity date of the Subordinated Debt.

            (e) In the event that a Special Permitted Subordinated Debt Payment is not made when due for any reason, Holdings shall be permitted to issue to the Subordinated Creditor the "Initial AHYDO Warrants" or the "Subsequent AHYDO Warrants" (in each case as defined in the Purchase Agreement, as it exists on the date hereof), as applicable, pursuant to
      Section 7.14 of the Purchase Agreement, as it exists on the date hereof.

            (f) Notwithstanding any provision of this subsection 2.3 to the contrary:

                  (i) neither the Company nor Holdings shall be prohibited from making, and no Subordinated Creditor shall be prohibited from receiving, Permitted Subordinated Debt Payments under clause (ii) of paragraph (a) of this subsection 2.3 for more than an aggregate of 180 days within any period of 360 consecutive days;

                  (ii) no Senior Covenant Default existing on the date any
            Senior Default Notice is given pursuant to clause (ii) of paragraph
            (a) or clause (ii) of paragraph (b) of this subsection 2.3 shall, unless the same shall have ceased to exist for a period of at least 90 consecutive days, be used as a basis for any subsequent Senior Default Notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults); and

                  (iii) the failure of the Company or Holdings to make any
            Distribution with respect to the Subordinated Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; provided, that the failure of the Company or Holdings to make a Special Permitted Subordinated Debt Payment for any reason shall not constitute a Subordinated Debt Default under the Subordinated Debt Documents; provided, further, however that the failure of Holdings to timely issue the Initial AHYDO Warrants or the Subordinated AHYDO Warrants, if applicable, pursuant to the terms of the Purchase Agreement (as it exists on the date hereof) shall constitute a Subordinated Debt Default under the Senior Debt Documents.

      2.4. SUBORDINATED DEBT STANDSTILL PROVISIONS.

            (a) Until the Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall be terminated, no Subordinated Creditor shall, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following and in any event no earlier than ten (10) days after Agent's receipt of written notice of such Subordinated Creditor's intention to take any such Enforcement Action:

                  (i) acceleration of the Senior Debt;

                  (ii) the expiration of the applicable Standstill Period; or

                  (iii) the commencement of a Proceeding.

      Notwithstanding the foregoing, (A) each Subordinated Creditor may file proofs of claim against any Credit Party in any Proceeding involving such Credit Party and (B) each Subordinated Creditor may take such action as is available to such Subordinated Creditor to enforce issuance of the Initial AHYDO Warrants and/or the Subsequent AHYDO Warrants, if applicable, as required pursuant to the Purchase Agreement. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall have been terminated.

            (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by any Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this subsection 2.4.

            (c) Except as provided in clause (B) of this subsection 2.4 with respect to the Initial AHYDO Warrants and the Subsequent AHYDO Warrants, at no time may any Subordinated Creditor take any Enforcement Action with respect to any Special Permitted Subordinated Debt Payment that is not made when due pursuant to the Subordinated Debt Documents.

            2.5. INCORRECT PAYMENTS. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or Holdings or accepted by a Subordinated Creditor under this Agreement is made and received by such Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

            2.6. SUBORDINATION OF LIENS AND SECURITY INTERESTS; AGREEMENT NOT TO CONTEST; AGREEMENT TO RELEASE LIENS. Until the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all lending commitments under the Senior Debt Documents have terminated, any liens and security interests of any Subordinated Creditor in the Collateral which may exist in breach of such Subordinated Creditor's agreement pursuant to subsection 3.2(f) or subsection 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that any Subordinated Creditor obtains any liens or security interests in the Collateral, such Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be reasonably required to deliver pursuant to this subsection 2.6.

      2.7. SALE, TRANSFER OR OTHER DISPOSITION OF SUBORDINATED DEBT.

            (a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt held by such Subordinated Creditor to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement.

            (b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 9 hereof.

      2.8. LEGENDS. Until the termination of this Agreement in accordance with
Section 15 hereof, each Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the applicable Subordinated Note, the applicable Subordinated PIK Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

            "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of April 15, 2003 among Audax Mezzanine Fund, L.P., Audax Trust Co-Invest, L.P., Audax Co-Invest, L.P., AFF Co-Invest, L.P., a Delaware limited partnership, The Royal Bank of Scotland plc, New York Branch, American Coin Merchandising, Inc. (the "Company"), ACMI Holdings, Inc. ("Holdings") and Madison Capital Funding LLC ("Agent"), to the indebtedness (including interest) owed by the Company pursuant to that certain Amended and Restated Credit Agreement dated as of April 15, 2003 among the Company, Agent and the Lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

3.    MODIFICATIONS.

      3.1. MODIFICATIONS TO SENIOR DEBT DOCUMENTS. Senior Lenders may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders shall not
(a) increase the Senior Debt, (b) increase the interest rate with respect to the Senior Debt by more than 200 basis points, except in connection with (i) the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents or (ii) the imposition of market interest rate in respect of any Permitted Refinancing Senior Debt, (c) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Subordinated Debt, in a manner that is more restrictive then the prohibitions and restrictions currently contained in the Credit Agreement, (d) extend the final maturity date or any other scheduled payment date for principal, interest or any other amount in respect of the Senior Debt (as set forth in the Madison Loan Documents in effect on the date hereof) by more than 180 days, or (e) shorten the amortization of any portion of the Senior Debt (as set forth in the Madison Loan Documents in effect on the date hereof).

      3.2. MODIFICATIONS TO SUBORDINATED DEBT DOCUMENTS. Until the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take any liens or security interests in any assets of any Credit Party to secure the Subordinated Debt or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Credit Party in respect of the Subordinated Debt or confer additional material rights on any Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Credit Party or Senior Lenders.

4.    REPRESENTATIONS AND WARRANTIES.

      4.1. REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITORS. Each Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is, in the case of Audax, Audax Trust, Audax Co-Invest, AFF Co-Invest, L.P., a limited partnership duly formed and validly existing under the laws of the State of Delaware and in the case of RBS, duly formed and validly existing under the laws of its jurisdiction of formation; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this

Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; (e) such Subordinated Creditor is the sole owner, beneficially and of record, of the respective portion of the Subordinated Debt Documents and the Subordinated Debt indicated on Exhibit A hereto; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of each Credit Party.

      4.2. REPRESENTATIONS AND WARRANTIES OF AGENT. Agent hereby represents and warrants to each Subordinated Creditor that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

5. SUBROGATION. Subject to the payment in full in cash (or another form acceptable to the Senior Lenders) of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, each Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the Senior Lenders in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the Senior Lenders and such Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to such Subordinated Creditor is not, as between the Credit Parties and such Subordinated Creditor, a payment by any Credit Party to or on account of the Senior Debt.

6. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, each Subordinated Creditor,

Company and Holdings and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. NOTICES. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

      Notices shall be addressed as follows:

            If to Subordinated Creditors:

            Audax Mezzanine Fund, L.P.
            280 Park Avenue
            20th Floor, Tower East
            New York, New York  10017
            Attention:  Mr. U. Peter C. Gummeson
            Telecopy: (212) 703-2799

            Audax Trust Co-Invest, L.P.
            c/o Audax Management Company, L.L.C.
            280 Park Avenue
            20th Floor, Tower East
            New York, New York  10017
            Attention:  Mr. U. Peter C. Gummeson
            Telecopy: (212) 703-2799

            Audax Co-Invest, L.P.
            c/o Audax Management Company, L.L.C.
            280 Park Avenue
            20th Floor, Tower East
            New York, New York  10017
            Attention: Mr. U. Peter C. Gummeson

            Telecopy: (212) 703-2799

            AFF Co-Invest, L.P.
            c/o Audax Management Company, L.L.C.
            280 Park Avenue
            20th Floor, Tower East
            New York, New York  10017
            Attention: Mr. U. Peter C. Gummeson
            Telecopy: (212) 703-2799

            The Royal Bank of Scotland plc, New York Branch
            101 Park Avenue, 10th Floor
            New York, New York  10178
            Attention: Juanita Baird/Lois Montanti
            Telecopy: (212) 401-1390

            In each case, with a copy to:

            Cahill Gordon & Reindel
            80 Pine Street
            New York, New York  10005-1702
            Attention:  Roger Meltzer, Esq.
            Telecopy:  (212) 269-5420

            If to the Company or Holdings:

            American Coin Merchandising, Inc.
            5660 Central Avenue
            Boulder, Colorado  80301
            Attention: President
            Telecopy: (303) 444-2559

            With a copy to:

            Morrison Cohen Singer & Weinstein, LLP
            750 Lexington Avenue
            New York, New York  10022
            Attention:  David A. Scherl, Esq.
            Telecopy:  (212) 735-8600

            If to Agent or Senior Lenders:

            Madison Capital Funding LLC
            303 West Madison Street
            Suite 1200
            Chicago, Illinois 60606

            Attention:
            Telecopy:  (312) 596-6950

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, each Subordinated Creditor, the Company and Holdings. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10. RELATIVE RIGHTS. This Agreement shall define the relative rights of Agent, Senior Lenders and each Subordinated Creditor. Nothing in this Agreement shall
(a) impair, as among the Company, Holdings, Agent and Senior Lenders and as among the Company, Holdings and each Subordinated Creditor, the obligations of the Company and Holdings with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or any Subordinated Creditor with respect to any other creditors of the Company or Holdings.

11. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the payment in full in cash (or another form acceptable to the Senior Lenders) of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

16. APPLICABLE LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

17. CONSENT TO JURISDICTION. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

18. WAIVER OF JURY TRIAL. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

19. OTHER SUBORDINATION AGREEMENT. Audax and certain other Persons (the "Original Subordinated Creditors") are also party to a certain Purchase Agreement with the Company dated as of February 11, 2002 (as amended to date, including by virtue of a certain Consent and Amendment of even date herewith, and as may be amended, modified or supplemented from time to time, the "Original Purchase Agreement") the Company has issued its 17% Senior Subordinated Notes due 2009 in the aggregate principal amount of $25,000,000 (the "Original Notes"). The obligations of the Company under the Original Purchase Agreement and the Original Notes are subordinated to the Senior Debt pursuant to a certain Subordination and Intercreditor Agreement executed by the Original Subordinated Creditors, the Company, Holdings and Agent dated as of February 11, 2002 (as amended to date, including without limitation by a certain Amendment No. 1 to Subordination and Intercreditor Agreement of even date herewith, and as may hereafter be amended, modified or supplemented from time to time, the "Original Subordination Agreement"). Each of the parties hereto agree that this Agreement shall not in any way be deemed to effect the rights and obligations of the parties to the Original Subordination Agreement, the Original Purchase Agreement or the Original Subordinated Note, which shall in all events be governed by such agreements. The exercise by any Person of rights under the Original Subordination Agreement shall not be deemed to be an exercise of rights by such Person under this Agreement, nor shall the exercise of any rights under this Agreement be deemed to be an exercise of rights under the Original Subordination Agreement. By way of example (and not by way of limitation), (a) the giving of a Senior Default Notice, a Subordinated Debt Default Notice or any other notice hereunder shall not constitute the giving of a similar notice under the Original Subordination Agreement unless the same is so specified in such Senior Default Notice, Subordinated Debt Default Notice or other notice and (b) the tolling of any time period under this Agreement shall not constitute the tolling of any similar time period under the Original Subordination Agreement. Notwithstanding the foregoing, the parties hereto agree that any Senior Default Notice, Subordinated Debt Default Notice or any notice given hereunder may constitute a similar notice under the Original Subordination Agreement if identified as such in the body of such notice.

      IN WITNESS WHEREOF, Subordinated Creditors, the Company and Agent have caused this Agreement to be executed as of the date first above written.

                                   SUBORDINATED CREDITORS:

                                   AUDAX MEZZANINE FUND, L.P.,
                                     a Delaware limited partnership

                                      By:  Audax Mezzanine Business, L.P.
                                      Its:  General Partner

                                      By:  Audax Mezzanine Business, L.L.C.
                                      Its:  General Partner

                                      By: /s/ Kevin P. Magid
                                         ---------------------------------
                                              Kevin P. Magid
                                      Its:  Authorized Member


                                   AUDAX CO-INVEST, L.P.

                                      By:  101 Huntington Holdings, LLC
                                      Title:  General Partner

                                      By: /s/ Kevin P. Magid
                                         ---------------------------------
                                      Name:  Kevin P. Magid
                                      Its:  Authorized Member


                                   AUDAX TRUST CO-INVEST, L.P.

                                      By:  101 Huntington Holdings, LLC
                                      Title:  General Partner

                                      By: /s/ Kevin P. Magid
                                         ---------------------------------
                                      Name:  Kevin P. Magid
                                      Its:  Authorized Member

                                   AFF CO-INVEST, L.P.

                                      By:  101 Huntington Holdings, LLC
                                      Title:  General Partner


                                      By: /s/ Kevin P. Magid
                                         ---------------------------------
                                      Name:  Kevin P. Magid
                                      Its:  Authorized Member


                                   THE ROYAL BANK OF SCOTLAND PLC,
                                   NEW YORK BRANCH

                                   By: /s/ Una Corr
                                      ------------------------------------
                                   Its: Vice President
                                       -----------------------------------


                                   COMPANY:

                                   AMERICAN COIN MERCHANDISING, INC.,
                                     a Delaware corporation

                                   By: /s/ Randall J. Fagundo
                                      -----------------------------
                                   Its:  President & CEO
                                      -----------------------------

                                    HOLDINGS:

                                   ACMI HOLDINGS, INC.,
                                     formerly known as CRANE MERGERCO
                                     HOLDINGS, INC., a Delaware corporation

                                   By: /s/ Randall J. Fagundo
                                       -----------------------------
                                   Its: President & CEO
                                       -----------------------------

                                   AGENT:

                                   MADISON CAPITAL FUNDING LLC,
                                     a Delaware limited liability company, as Agent

                                   By: /s/ Craig Lacy
                                      ------------------------------------
                                   Its: Managing Director
                                       -----------------------------------


                                      -2-